Exhibit 99.1

FOR IMMEDIATE RELEASE
WEDNESDAY, JULY 27, 2011
CARE INVESTMENT TRUST INC. ANNOUNCES
ANNUAL MEETING DATE
NEW YORK — July 27, 2011 — Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate, today announced that its annual meeting of stockholders will be held at 10:00 a.m. Eastern Time on Thursday, November 3, 2011. The meeting will be held at 780 Third Avenue, 29th Floor, New York, NY 10017. Stockholders of record as of the close of business on September 15, 2011, will be entitled to notice of and to vote at the annual meeting.
The deadline for stockholders to submit stockholder proposals under rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) for inclusion in the proxy materials for the 2011 annual meeting is the close of business on Friday, September 9, 2011. Such proposals should be delivered to the following address: Care Investment Trust Inc., 780 Third Avenue, 21st Floor, New York, NY 10017, Attn: Danielle M. DePalma, Senior Counsel and Secretary. Under the terms of the Company’s Third Amended and Restated Bylaws, for a stockholder to submit a director nomination or proposal outside of Rule 14a-8, such proposal or nomination must be received no later than 5:00 p.m. Eastern Time on Monday, August 8, 2011 at the address above and in the form described in Article II, Section 10 of the Company’s Third Amended and Restated Bylaws, as applicable.
About Care Investment Trust Inc.
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For more information on the Company, please visit the Company’s website at
www.carereit.com
FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:
Torey Riso	Steve Sherwyn
President & Chief Executive Officer	Chief Financial Officer & Treasurer
(212) 446-1414	(212) 446-1407
triso@carereit.com	ssherwyn@carereit.com

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